FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.

ANNOUNCES SECOND QUARTER 2012 RESULTS

FORT WORTH, Texas, (August 6, 2012) - Hallmark Financial Services, Inc. (NASDAQ: HALL) (“Hallmark”) today reported second quarter 2012 net loss of $1.8 million, or $0.10 per share, compared to a net loss of $0.1 million, or $0.00 per share reported for second quarter 2011. Year to date, Hallmark reported a net loss of $1.7 million, or $0.09 per share, compared to a net loss of $11.3 million, or $0.56 per share reported for the same period the prior year. Total revenues were $84.6 million for the second quarter 2012 as compared to $78.5 million for the second quarter of 2011. Year to date total revenues for 2012 were $167.6 million, up 7% from the $155.9 million reported for the same period the prior year.

Mark J. Morrison, President and Chief Executive Officer, said, “Our pre-tax results for the second quarter are greatly improved from the prior year due to various actions taken over the past several months to improve the profitability of our books of business including meaningful rate increases, and exiting unprofitable states and product lines. However, the results are not what we planned to be reporting this quarter due to significant net catastrophe losses of $5.6 million incurred during the quarter and adverse prior year loss reserve development of $1.6 million. These events impacted the quarterly results by $0.25 per diluted share.”

Mr. Morrison continued, “Although we are disappointed that catastrophe losses have again over-shadowed improvements made in the profitability of our operating units during the quarter, we are in the business of insuring risks that expose us to catastrophic events. Near term volatility from such events is to be expected. We try to mitigate such volatility with appropriate reinsurance protection, but we have no control over the frequency and timing of these events. Absent any further events over the coming quarters, we expect to see underwriting margins begin to reflect the impact of the mid to upper-single digit rate increases that continue across nearly all of our operating units and product lines.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share was $11.08 at the end of the second quarter, a decrease of 1% year over year and a decrease of 1% year to date. Cash flow from operations was $12.4 million in the second quarter and $17.2 million year to date. Total cash and investments increased 4% year to date to $527 million, or $27.35 per share. Hallmark continues to have significant cash of $87.0 million as of June 30, 2012.”

	Three Months Ended
	June 30,
	2012	2011	% Change
	($ in thousands, unaudited)
Gross premiums written	100,815	91,371	10%
Net premiums written	85,137	78,956	8%
Net premiums earned	78,249	71,578	9%
Investment income, net of expenses	3,932	3,778	4%
Net realized gains	991	1,664	-40%
Total revenues	84,571	78,513	8%
Net loss (1)	(1,843)	(87)	NM
Net loss per share - basic	$(0.10)	$-	NM
Net loss per share - diluted	$(0.10)	$-	NM
Book value per share	$11.08	$11.20	-1%
Cash flow from operations	$12,409	$16,972	-27%

	Six Months Ended
	June 30,
	2012	2011	% Change
	($ in thousands)
Gross premiums written	198,210	181,083	9%
Net premiums written	170,099	155,190	10%
Net premiums earned	155,457	141,691	10%
Investment income, net of expenses	7,778	7,785	0%
Net realized gains	872	2,783	-69%
Total revenues	167,557	155,921	7%
Net loss (1)	(1,672)	(11,300)	NM
Net loss per share - basic	$(0.09)	$(0.56)	NM
Net loss per share - diluted	$(0.09)	$(0.56)	NM
Book value per share	$11.08	$11.20	-1%
Cash flow from operations	$17,222	$10,992	57%

(1)	Net loss is net loss attributable to Hallmark Financial Services, Inc. as reported in the consolidated statements of operations as determined in accordance with GAAP.

During the three and six months ended June 30, 2012, total revenues were $84.6 million and $167.6 million, representing an 8% and 7% increase, respectively, from the $78.5 million and $155.9 million in total revenues for the same period of 2011. This increase in revenue was primarily attributable to increased earned premium largely from increased production by the E&S Commercial business unit and the acquisition of the Workers Compensation business unit during the third quarter of 2011. These increases in revenue were partially offset by lower net realized gains and lower finance charges and earned premium in the Personal Lines business unit due mostly to the impact of rate increases, the reduction of premium written in Florida, and exiting certain other underperforming states and programs.

The increase in revenue for the three months and six months ended June 30, 2012 was complemented by slightly decreased loss and loss adjustment expenses due primarily to lower current accident year loss trends. During the three months ended June 30, 2012, Hallmark recorded $1.6 million unfavorable prior year loss development. During the six months ended June 30, 2012 Hallmark recorded $1.4 million of favorable prior year loss development. During the three and six months ended June 30, 2011 Hallmark recorded $0.7 million and $15.8 million, respectively, of unfavorable prior year loss development. Of the $15.8 million unfavorable development recognized for the six months ended June 30, 2011, $9.5 million was a result of adverse prior year loss reserve development in the Personal Lines Segment in Florida. In addition, the results for the six months ended June 30, 2012 and 2011 include $10.4 million and $9.4 million in net losses from weather related claims.

Hallmark reported a $1.8 million net loss for the three months ended June 30, 2012 as compared to $87 thousand net loss for the same period during 2011. Hallmark reported a net loss of $1.7 million for the six months ended June 30, 2012, which was $9.6 million lower than the $11.3 million net loss reported for the six months ended June 30, 2011. On a diluted basis per share, Hallmark reported a net loss of $0.10 per share for the three months ended June 30, 2012, as compared to net loss of $0.00 per share for the same period in 2011. On a diluted basis, net loss per share was $0.09 for the six months ended June 30, 2012 as compared to net loss per share of $0.56 for the same period during 2011.

Hallmark's consolidated net loss ratio was 78.2% and 74.6% for the three and six months ended June 30, 2012 as compared to 86.5% and 88.7% for the same periods in 2011. Hallmark's net expense ratio was 30.5% for the three and six months ended June 30, 2012 as compared to 31.9% and 31.2% for the same periods in 2011. Hallmark’s net combined ratio was 108.7% and 105.1% for the three and six months ended June 30, 2012 as compared to 118.4% and 119.9% for the same periods in 2011.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services. The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:

Mark J. Morrison, President and Chief Executive Officer at 817.348.1600

www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except share amounts)

	June 30	December 31
	2012	2011
	(unaudited)	(as adjusted)
ASSETS
Investments:
Debt securities, available-for-sale, at fair value (cost: $397,052 in 2012 and $380,578 in 2011)	$399,069	$380,469
Equity securities, available-for-sale, at fair value (cost: $30,119 in 2012 and $30,465 in 2011)	40,715	44,159

Total investments	439,784	424,628

Cash and cash equivalents	76,230	74,471
Restricted cash	10,793	9,372
Ceded unearned premiums	21,692	19,470
Premiums receivable	68,882	53,513
Accounts receivable	3,495	3,946
Receivable for securities	2,334	2,617
Reinsurance recoverable	47,808	42,734
Deferred policy acquisition costs	25,481	22,554
Goodwill	44,695	44,695
Intangible assets, net	24,861	26,654
Deferred federal income taxes, net	1,940	-
Federal income tax recoverable	1,119	6,738
Prepaid expenses	1,651	1,458
Other assets	12,579	13,209

Total assets	$783,344	$746,059

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Revolving credit facility payable	$1,550	$4,050
Subordinated debt securities	56,702	56,702
Reserves for unpaid losses and loss adjustment expenses	314,109	296,945
Unearned premiums	163,371	146,104
Unearned revenue	63	55
Reinsurance balances payable	6,189	3,139
Accrued agent profit sharing	929	959
Accrued ceding commission payable	1,200	1,071
Pension liability	3,660	3,971
Payable for securities	6,419	203
Deferred federal income taxes, net	-	135
Accounts payable and other accrued expenses	14,354	15,869

Total liabilities	568,546	529,203

Commitments and Contingencies

Redeemable non-controlling interest	1,274	1,284

Stockholders' equity:
Common stock, $.18 par value, authorized 33,333,333 shares in 2012 and 2011; issued 20,872,831 in 2012 and 2011	3,757	3,757
Additional paid-in capital	122,669	122,487
Retained earnings	92,768	94,440
Accumulated other comprehensive income	5,888	6,446
Treasury stock (1,609,374 shares in 2012 and 2011), at cost	(11,558)	(11,558)

Total stockholders' equity	213,524	215,572

	$783,344	$746,059

Hallmark Financial Services, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

($ in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2012	2011	2012	2011
		(as adjusted)		(as adjusted)

Gross premiums written	$100,815	$91,371	$198,210	$181,083
Ceded premiums written	(15,678)	(12,415)	(28,111)	(25,893)
Net premiums written	85,137	78,956	170,099	155,190
Change in unearned premiums	(6,888)	(7,378)	(14,642)	(13,499)
Net premiums earned	78,249	71,578	155,457	141,691

Investment income, net of expenses	3,932	3,778	7,778	7,785
Net realized gains	991	1,664	872	2,783
Finance charges	1,524	1,725	3,164	3,465
Commission and fees	(184)	(243)	(4)	172
Other income	59	11	290	25

Total revenues	84,571	78,513	167,557	155,921

Losses and loss adjustment expenses	61,229	61,920	116,020	125,705
Other operating expenses	25,419	23,887	51,351	47,040
Interest expense	1,178	1,153	2,327	2,311
Amortization of intangible assets	896	896	1,793	1,793

Total expenses	88,722	87,856	171,491	176,849

Loss before tax	(4,151)	(9,343)	(3,934)	(20,928)
Income tax benefit	(2,351)	(9,264)	(2,328)	(9,650)
Net loss	(1,800)	(79)	(1,606)	(11,278)
Less: Net income attributable to non-controlling interest	43	8	66	22

Net loss attributable to Hallmark Financial Services, Inc.	$(1,843)	$(87)	$(1,672)	$(11,300)

Net loss per share attributable to Hallmark Financial Services, Inc. common stockholders:
Basic	$(0.10)	$-	$(0.09)	$(0.56)
Diluted	$(0.10)	$-	$(0.09)	$(0.56)

Hallmark Financial Services, Inc

Consolidated Segment Data

	Three Months Ended June 30, 2012
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	$20,739	$61,456	$18,620	-	$100,815
Ceded premiums written	(1,730)	(13,749)	(199)	-	(15,678)
Net premiums written	19,009	47,707	18,421	-	85,137
Change in unearned premiums	(2,369)	(7,017)	2,498	-	(6,888)
Net premiums earned	16,640	40,690	20,919	-	78,249

Total revenues	17,924	43,046	22,905	696	84,571

Losses and loss adjustment expenses	13,013	28,286	19,930	-	61,229

Pre-tax income (loss), net of non-controlling interest	(710)	2,929	(4,211)	(2,202)	(4,194)

Net loss ratio (1)	78.2%	69.5%	95.3%		78.2%
Net expense ratio (1)	34.2%	28.4%	28.8%		30.5%
Net combined ratio (1)	112.4%	97.9%	124.1%		108.7%

	Three Months Ended June 30, 2011
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	$18,549	$48,533	$24,289	-	$91,371
Ceded premiums written	(1,392)	(10,877)	(146)	-	(12,415)
Net premiums written	17,157	37,656	24,143	-	78,956
Change in unearned premiums	(1,796)	(5,171)	(411)	-	(7,378)
Net premiums earned	15,361	32,485	23,732	-	71,578

Total revenues	16,241	34,476	25,869	1,927	78,513

Losses and loss adjustment expenses	15,789	23,549	22,582	-	61,920

Pre-tax income (loss), net of non-controlling interest	(4,767)	812	(4,620)	(776)	(9,351)

Net loss ratio (1)	102.8%	72.5%	95.2%		86.5%
Net expense ratio (1)	34.0%	30.6%	27.7%		31.9%
Net combined ratio (1)	136.8%	103.1%	122.9%		118.4%

[1]	The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc.

Consolidated Segment Data

	Six Months Ended June 30, 2012
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	$39,586	$116,341	$42,283	-	$198,210
Ceded premiums written	(3,187)	(24,563)	(361)	-	(28,111)
Net premiums written	36,399	91,778	41,922	-	170,099
Change in unearned premiums	(2,930)	(13,053)	1,341	-	(14,642)
Net premiums earned	33,469	78,725	43,263	-	155,457

Total revenues	36,030	83,439	47,336	752	167,557

Losses and loss adjustment expenses	26,777	51,295	37,948	-	116,020

Pre-tax income (loss), net of non-controlling interest	(2,072)	8,906	(5,402)	(5,432)	(4,000)

Net loss ratio (1)	80.0%	65.2%	87.7%		74.6%
Net expense ratio (1)	34.0%	28.7%	28.1%		30.5%
Net combined ratio (1)	114.0%	93.9%	115.8%		105.1%

	Six Months Ended June 30, 2011
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Gross premiums written	$36,004	$88,615	$56,464	-	$181,083
Ceded premiums written	(2,564)	(18,597)	(4,732)	-	(25,893)
Net premiums written	33,440	70,018	51,732	-	155,190
Change in unearned premiums	(2,187)	(6,318)	(4,994)	-	(13,499)
Net premiums earned	31,253	63,700	46,738	-	141,691

Total revenues	33,668	67,619	50,919	3,715	155,921

Losses and loss adjustment expenses	28,414	43,350	53,941	-	125,705

Pre-tax income (loss), net of non-controlling interest	(5,150)	4,263	(17,804)	(2,259)	(20,950)

Net loss ratio (1)	90.9%	68.1%	115.4%		88.7%
Net expense ratio (1)	32.7%	30.4%	25.8%		31.2%
Net combined ratio (1)	123.6%	98.5%	141.2%		119.9%

[1]	The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP. The net expense ratio is calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP. For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP. The net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.